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Exhibit 10.14

WARRANT PURCHASE PARTICIPATION AGREEMENT

        THIS WARRANT PURCHASE PARTICIPATION AGREEMENT (the "Participation Agreement") is made as of September 30, 2004, by and among W. Donald Brunson ("Brunson"), Cary M. Grossman ("Grossman"), Jeffrey P. Sangalis ("Sangalis") and Scott Clingan ("Clingan").

RECITALS

        WHEREAS, the parties hereto are officers and/or directors of Coastal Bancshares Acquisition Corp., a Delaware corporation (the "Company"), which filed its initial registration statement on Form S-1 on August 17, 2004 (No. 333-118294) for the proposed public offering of 4 million units, each consisting of one share of Common Stock and two warrants (the "Offering").

        WHEREAS, Grossman and Brunson hold membership interests in Coastal Acquisition, LLC ("Coastal LLC") and Coastal LLC holds 300,000 shares of Common Stock of the Company.

        WHEREAS, in connection with the Offering, Grossman and Brunson have entered into an agreement with I-Bankers Securities Incorporated and Newbridge Securities Corporation (the "Representatives") whereby they have agreed to purchase, collectively, up to 1,000,000 warrants at market prices not to exceed $0.65 per warrant (the "Warrants") of the Company, following the closing of the Offering and within a twenty trading-day period commencing on the date separate trading of the Warrants commences (the "Warrant Purchase Agreement").

        WHEREAS, pursuant to the Warrant Purchase Agreement, (i) the Representatives have an irrevocable order to purchase, on one or more occasions, up to 1,000,000 Warrants (the "Order") for the accounts of Grossman and Brunson, and (ii) in connection with the Order, Grossman and Brunson may notify the Representatives that all or part of the respective purchase of the Warrants will be made by an affiliate or designee.

        WHEREAS, the parties hereto desire to participate in the purchase of the Warrants, as an affiliate or designee, and the parties desire to enter into this Participation Agreement, which sets forth the commitment by each party to participate in fulfilling the Order, by purchasing the number of Warrants equal to a specified economic value ("Warrant Value").

AGREEMENT

        NOW, THEREFORE, in consideration of the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which we hereby acknowledged, the parties hereby agree as follows:

        1.     The Order, as prescribed by the Representatives, shall be fulfilled as follows:

    (a)
    Brunson shall purchase, for his personal account, the lesser of (i) a $100,000 Warrant Value, and (ii) the difference between a $100,000 Warrant Value and the Order;

    (b)
    If the Order exceeds a $100,000 Warrant Value, Brunson shall purchase the lesser of (i) a $50,000 Warrant Value, and (ii) the difference between the Order and a $150,000 Warrant Value, for his personal account, or through an affiliate or designee;

    (c)
    If the Order exceeds a $150,000 Warrant Value, Grossman shall purchase the lesser of (i) a $50,000 Warrant Value, and (ii) the difference between the Order and a $200,000, for his personal account;

    (d)
    If the Order exceeds a $200,000 Warrant Value, Grossman shall purchase the lesser of (i) a $275,000 Warrant Value, and (ii) the difference between the a $475,000 Warrant Value and the Order, for his personal account or through an affiliate or designee;

    (e)
    If the Order exceeds a $475,000 Warrant Value, Clingan and Sangalis shall purchase, on a pro-rata basis, the lesser of (i) a $100,000 Warrant Value (the "Commitment Value"), and (ii) the difference between the a $575,000 Warrant Value and the Order; and

    (f)
    If the Order exceeds a $575,000 Value, Brunson shall purchase the lesser of (i) a $75,000 Warrant Value, or (ii) the difference between a $650,000 Warrant Value and the Order, for his personal account or through an affiliate or designee.

        2.    Consideration.    In consideration of the commitment by Clingan and Sangalis to enter into this Participation Agreement, Brunson agrees to transfer a certain percentage of his membership interest in Coastal LLC as set forth below.

          (i)    Brunson will transfer, on a pro-rata basis, up to 100% of his membership interest in Coastal LLC (the "Interest"), which represents a residual ownership of 27,451 shares of Common Stock of the Company, to Clingan and Sangalis in correlation with the percentage of the Commitment Value purchased by Clingan and Sangalis pursuant to Section 1(e) above (the "Transferred Interest"); and

          (ii)   The Transferred Interest will be subject to a minimum of 36.4% of the Interest, which represents a residual ownership of 10,000 shares of Common Stock of the Company.

          By way of illustration, if Clingan and Sangalis purchase a $1 to $18,200 Warrant Value, the Transferred Interest will be 36.4% of the Interest, and each of Clingan and Sangalis will receive 18.2% of the Interest. If Clingan and Sangalis purchase a $50,000 Warrant Value, the Transferred Interest will be 50% of the Interest, and each of Clingan and Sangalis will receive 25% of the Interest.

        3.    Further Assurances.    Each of the parties hereto agrees to execute and deliver such additional documents and do such additional acts as the other may reasonably request in order to carry out the intent of this Participation Agreement and to more fully evidence the transactions contemplated hereby.

        4.    Governing Law.    This Participation Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

        5.    Counterparts.    This Participation Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.    Successors and Assigns.    This Participation Agreement shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties have executed this Participation Agreement as of the date first written above.

/s/ W. DONALD BRUNSON W. Donald Brunson

/s/ CARY M. GROSSMAN Cary M. Grossman

/s/ JEFFREY P. SANGALIS Jeffrey P. Sangalis

/s/ SCOTT CLINGAN Scott Clingan

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  Exhibit 10.14
WARRANT PURCHASE PARTICIPATION AGREEMENT